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                                                              Exhibit 10.4


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                      DIRECTORS' DEFERRED COMPENSATION PLAN

                              Amended and Restated
                                      as of
                                September 6, 2001













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                                    ARTICLE I

                                   Definitions

      As used in this Plan, the following terms shall have the meanings herein specified:

      1.1 95% Withdrawal - shall have the meaning provided herein at Section
7.1.

      1.2 Business Combination - shall have the meaning provided herein at
Section 1.4(c).

      1.3 Cash Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to One Dollar ($1.00).

      1.4 Change in Control - shall mean the occurrence of any of the following events:

            (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of 1934, as amended) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company,
(B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections
(c)(1), (c)(2) and (c)(3) of this definition;

            (b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

            (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the


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corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

            (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      1.5 Change in Control Election - shall have the meaning provided herein at
Section 7.1

      1.6 Committee - shall mean the Governance Committee of the Board of Directors of Sunoco, Inc.

      1.7 Company - shall mean Sunoco, Inc., a Pennsylvania corporation. The term "Company" shall include any successor to Sunoco, Inc., any subsidiary or affiliate which has adopted the Plan, or a corporation succeeding to the business of Sunoco, Inc., or any subsidiary or affiliate by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

      1.8 Compensation - shall mean those fees and retainers payable by the Company to a Participant in consideration for his or her service as a Director.

      1.9 Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of voluntary deferred compensation to the Participant under this Plan, including any accumulated interest and/or Dividend Equivalents.

      1.10 Deferred Payment Election Form - shall mean and refer to the written election by a Participant, in the form prescribed by the Committee, to voluntarily defer the payment of all or a portion of such Participant's Compensation under this Plan pursuant to Article II hereof.

      1.11 Director - shall mean a member of the Board of Directors of Sunoco, Inc.

      1.12 Dividend Equivalent - shall mean the entry in a Deferred Compensation Account or a Restricted Deferred Compensation Account of a dividend credit with respect to a Share Unit, each Dividend Equivalent being equal to the dividend paid from time to time on a Share.

      1.13 Form of Continuing Deferral - shall mean and refer to the written commitment by a Participant, in the form prescribed by the Committee, to mandatorily defer the payment of all of the Yearly Credit awarded to such Participant under this Plan pursuant to Article IV hereof.

      1.14 Incumbent Board - shall have the meaning provided herein at Section 1.4(b).


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      1.15 Interest Equivalent - shall mean the entry in a Deferred Compensation
Account of an interest credit with respect to a Cash Unit, compounded on the basis of the balance in the Participant's Deferred Compensation Account, applying the interest factor approved by the Committee each year for such purpose.

      1.16 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

      1.17 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

      1.18 Participant - shall mean a Director who has elected to defer the receipt of compensation or a Director who is required to defer the receipt of the Restricted Share Units in accordance with the terms of this Plan.

      1.19 Person - shall have the meaning provided herein at Section 1.4(a).

      1.20 Plan - shall mean this Directors' Deferred Compensation Plan, as it may be amended from time to time.

      1.21 Restricted Deferred Compensation Account - shall mean, with respect to any Participant, the total amount of the Company's liability for payment of Restricted Share Units to the Participant under this Plan.

      1.22 Restricted Share Unit - shall mean the entry in a Restricted Deferred Compensation Account of a credit equal to one Share that will be restricted until death, retirement or termination of Board service.

      1.23 Share - shall mean a share of the Company's authorized voting Common Stock ($1.00 par value per share) and any share or shares of stock of the Company hereafter issued or issuable in substitution or exchange for each such share.

      1.24 Share Unit - shall mean the entry in a Deferred Compensation Account of a credit equal to one Share.


                                   ARTICLE II

                  Voluntary Deferral of Directors' Compensation

      2.1 Election to Defer. Prior to the beginning of any calendar quarter, a Participant may elect to defer all or a portion of the Compensation that would otherwise be paid to the Participant in the next succeeding calendar quarter, by filing a written notice of election with the Committee on the form(s) prescribed by the Committee. Any such deferral election shall apply only to Compensation to be earned on or after the first day of the calendar quarter following the calendar quarter in which the election is received by the Committee. An election to defer, made in accordance with this Article II shall be irrevocable. The deferral election form(s) also will permit the Participant to specify:


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            (a) the percentage of Compensation to be deferred;

            (b) the form of deferral, being either Cash Units, Share Units, or a combination of the two and the percentage allocations of such;

            (c) the selection of a method of payment as set forth in Article III; and

            (d) the designation of a beneficiary as set forth in Article V.

      Without any further action by Participant, the choices specified in the Participant's Deferred Payment Election Form regarding the percentage of Compensation deferred, the form of deferral, the designation of a beneficiary, and the method of payment shall each continue and be applied from calendar quarter to calendar quarter to amounts yet to be deferred. Until further express written notification, on a form prescribed by the Committee, to the contrary, these choices shall continue to be applied to amounts to be credited to such Deferred Compensation Account balance prospectively.

      2.2 Subsequent Change in Method of Payment Election.

            (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Compensation Account, a Participant in this portion of the Plan may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Deferred Compensation Account balance, as well as to amounts to be credited to such Deferred Compensation Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Deferred Compensation Account, will be null and void, and the Participant's most recent preceding timely election will be reinstated.

            (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Deferred Compensation Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Compensation Account, which shall be forfeited to the Company.

      2.3 Amount of Deferral The amount of Compensation to be deferred shall be designated by the Participant as a percentage of the Director's Compensation in multiples of five percent (5%) but shall not be less than ten percent (10%).

      2.4 Time of Election Except as otherwise determined by the Committee in its sole discretion, an election to defer must be filed and received by the Committee by the end of the calendar


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quarter preceding the calendar quarter in which the Compensation is to be earned. A new Director may also elect to defer Compensation prior to the commencement of his or her term in office.

                                   ARTICLE III

                    Voluntary Deferred Compensation Accounts

      3.1 Creation of Voluntary Deferred Compensation Accounts. Compensation deferred hereunder shall be credited to a Deferred Compensation Account established by the Company for each Participant. The Participant must elect to convert the deferred compensation to either Cash Units or Share Units, which shall be credited to a Participant's Deferred Compensation Account as set forth in the Plan.

      3.2 Crediting Share Units. Share Units shall be credited to a Participant's Deferred Compensation Account at the time the Compensation would otherwise have been paid had no election to defer been made. The number of Share Units to be credited to the Deferred Compensation Account shall be determined by dividing the Compensation by the average closing price for Shares as published in the Wall Street Journal under the caption "New York Stock Exchange Composite Transactions" for the ten (10) day period prior to the day on which the Compensation would otherwise have been paid. Any fractional Share Units shall also be credited to a Participant's Deferred Compensation Account. The number of Share Units in a Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company's outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Share Units shall not entitle any person to the rights of a stockholder.

      3.3 Crediting Cash Units. Cash Units shall be credited to a Participant's Deferred Compensation Account at the time Compensation would otherwise have been paid had no election to defer been made.

      3.4 Crediting Dividend Equivalents. For Share Units, the Company shall credit the Participant's Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Share Units to be credited to the Deferred Compensation Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Share Units shall also be credited to a Participant's Deferred Compensation Account.

      3.5 Crediting Interest Equivalents. For Cash Units credited to their Deferred Compensation Accounts, the Company shall credit the Participant's Deferred Compensation Account on a quarterly basis with an Interest Equivalent.

      3.6 Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Share Units in such Participant's Deferred Compensation Account. Any Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares


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as published in the Wall Street Journal (under the caption "New York Stock
Exchange Composite Transactions") or any other publication selected by the Committee for the ten (10) day period immediately prior to such one-time conversion election.

      3.7   Time of Payment.

            (a) Election of Benefit Commencement Date. Except as provided in
Section 2.2 hereinabove, and in Article VII hereof, all payments of a Participant's Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this
Section 3.7. The date of payment or distribution must be irrevocably specified by the Participant in his or her most recently filed written Deferred Payment Election Form. If the Participant fails to designate a time of payment, payment shall commence on the first day of the calendar year following termination of Board membership. The Participant may elect to defer the receipt of his or her Compensation to:

                  (1) the first day of any calendar quarter, provided such date is at least six (6) months after the end of the calendar quarter in which the Compensation is earned; or

                  (2) the first day of the calendar year following the date of:

                        (i)   retirement as a Director;

                        (ii)  termination of Board membership; or

                        (iii) death. Upon the death of a Director or former
                              Director, prior to the final payment of all amounts credited to his or her Deferred Compensation Account, the balance of the Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

      Notwithstanding the foregoing provisions of this Section 3.7, and except as provided in Article VII, in no event shall any payment or distribution be made within six (6) months of the Compensation being earned or awarded. The benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Directors.

            (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Deferred Compensation Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such deferred Compensation amounts to the first day of any calendar quarter; provided, however, that such date is at least six (6) months after the end of the quarter in which the Compensation is earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Deferred Compensation Account, which shall be forfeited to the Company;

      3.8 Method of Payment. A Participant in this portion of the Plan shall have the option of:

            (a) selecting a lump-sum payment;


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            (b) selecting a series of approximately equivalent annual
      installments (adjusted as necessary to reflect Dividend Equivalents and/or Interest Equivalents accrued during the installment payout period) in such number of installments as the Participant shall specify (not exceeding twenty (20) installments); or

            (c) not selecting a method of payment at the time the Deferred Payment Election Form is prepared. If the Participant does not select a method of payment, he or she must, at least twelve (12) months prior to the time the deferral amount is scheduled to be paid, notify the Corporate Secretary as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Corporate Secretary will result in a lump sum payment on the deferral payment date.

      Participant shall receive in cash all deferred compensation credited to such Participant's Deferred Compensation Account. Share Units credited to the Participant's Deferred Compensation Account shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the ten (10) day period prior to each new calendar year.

                                   ARTICLE IV

                    Restricted Deferred Compensation Accounts

      4.1 Creation of Restricted Deferred Compensation Accounts. Compensation deferred under this Article IV shall be credited to a Restricted Deferred Compensation Account established by the Company for each Participant. The Restricted Deferred Compensation Accounts will be initialized as of February 15, 1996 by transferring to the Plan the present value of the accrued benefits of each Participant in the Non-Employee Directors' Retirement Plan. The present value of these accrued benefits will then be converted into Restricted Share Units. The number of Restricted Share Units to be credited to the Restricted Deferred Compensation Account of each Participant will be determined by using the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the ten (10) business days prior to February 15, 1996. Payout of these Restricted Share Units shall not commence until death, retirement or the termination of Board service.

      4.2 Crediting Share Units. If the Committee elects to do so, each year in conjunction with either the Participant's election or re-election to the Board, a yearly dollar amount ("Yearly Credit") will be credited to a Participant's Restricted Deferred Compensation Account in the form of Restricted Share Units. The number of Restricted Share Units credited to a Participant's Restricted Deferred Compensation Account shall be determined by dividing the Yearly Credit by the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the ten (10) day period prior to the Company's annual meeting. Any fractional Restricted Share Units shall also be credited to a Participant's Restricted Deferred Compensation Account. The number of Restricted Share Units in a Restricted Deferred Compensation Account shall be appropriately adjusted by the Committee in the event of changes in the Company's outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger,


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consolidation, split-up, combination, exchange of shares or the like, and such adjustments shall be conclusive. Restricted Share Units shall not entitle any person to the rights of a stockholder.

      4.3 Crediting Dividend Equivalents. The Company shall credit the Participant's Restricted Deferred Compensation Account with Dividend Equivalents being equal to the dividends declared on the Company's Shares. The crediting shall occur as of the date on which said dividends are paid. The number of Restricted Share Units to be credited to the Restricted Deferred Compensation Account shall be calculated by dividing the Dividend Equivalents by the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the period of ten (10) trading days prior to the day on which the dividends are paid on the Company's Shares. Any fractional Restricted Share Units shall also be credited to a Participant's Restricted Deferred Compensation Account.

      4.4 Restricted Share Unit Conversion. Immediately upon termination of Board service, and so prior to the commencement of any payout or distribution of any amounts hereunder, a Participant may make a one-time election to convert to Cash Units all or a portion of the balance of Restricted Share Units in such Participant's Restricted Deferred Compensation Account. Any Restricted Share Units so converted to Cash Units as a result of this one-time conversion election shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the ten
(10) day period immediately prior to such one-time conversion election.

      4.5   Time of Payment.

            (a) Benefit Commencement Date for Restricted Deferred Compensation Account. All payments of a Participant's Restricted Deferred Compensation Account shall be made at, or shall commence on, the date selected by the Participant in accordance with the terms of this Article IV. The date of payment or distribution must be specified by the Director in his or her written Form of Continuing Deferral unless such election is revoked. A Participant's revocation must be submitted to the Corporate Secretary in writing. If the Participant selects a new election with regard to the date of payment or distribution, such election will apply only prospectively to any additional Restricted Share Units to be credited to a Director's Restricted Deferred Compensation Account. If the Participant fails to designate a time of payment, payment shall commence on the first day of the calendar year following termination of Board service. The Participant may elect to defer the receipt of his or her Compensation to the first day of the year following the date of:

                  (a)   retirement as a Director;

                  (b)   termination of Board service; or

                  (c) death. Upon the death of a Director or former Director, prior to the final payment of all amounts credited to his or her Account, the balance of the Restricted Deferred Compensation Account shall be paid in accordance with Article V, commencing on the first day of the calendar year following the year of death.

      Notwithstanding the foregoing provisions of this Section 4.5, in no event, however, shall any payment or distribution be made within the six (6) months of the Compensation being earned. The


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benefit commencement date may not be later than the third calendar year following the attainment of mandatory retirement age for Participants.

            (b) Acceleration of Benefit Commencement Date Prior to Payment. At any time prior to the commencement of any payment or distribution of a Participant's Restricted Deferred Compensation Account, such Participant may request in writing to accelerate the receipt of all or a specified portion of such Restricted Deferred Compensation Account amounts to the first day of any calendar quarter; provided, however, that such date is at least six (6) months after the end of the quarter in which the Compensation is earned. Any such acceleration will be subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Restricted Deferred Compensation Account, which shall be forfeited to the Company.

      4.6   Method of Payment. Participant shall have the option of:

            (a) selecting a lump sum payment;

            (b) selecting a series of approximately equivalent annual installments (adjusted as necessary to reflect Dividend Equivalents and/or Interest Equivalents accrued during the installment payout period) in such number of installments as the Participant shall specify (not exceeding twenty (20) installments); or

            (c) not selecting a method of payment at the time the Form for Continuing Deferral is prepared. If the Participant does not select a method of payment, he or she must, at least twelve months prior to the time the deferral amount is scheduled to be paid, notify the Corporate Secretary as to the specific method of payment which will be either in a lump sum or in approximately equivalent annual installments, and such election shall be subject to the consent of the Committee. Failure to provide appropriate notification to the Corporate Secretary will result in a lump sum payment on the deferral payment date.

                Share Units credited to the Participant's Restricted Deferred
            Compensation Account shall be valued at the average closing price for Shares as published in the Wall Street Journal (under the caption "New York Stock Exchange Composite Transactions") or any other publication selected by the Committee for the ten (10) day period prior to each new calendar year.

      4.7   Subsequent Change in Method of Payment Election.

            (a) Change in Method of Payment Prior to Commencement of Distribution or Payment. With the approval of the Committee, and at any time not later than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's Restricted Deferred Compensation Account, a Participant in this portion of the Plan may file a written request with regard to the method of payment (i.e., a series of installments versus lump-sum payout), on a form prescribed by the Committee, which will revoke all such earlier or prior elections with regard to the method of payment (i.e., a series of installments versus lump-sum payout), and such new choice as to method of payment will be applied both to amounts previously credited to the Participant's current Restricted Deferred Compensation Account balance, as well as to amounts to be credited to such Restricted Deferred Compensation Account balance prospectively. Any such new or subsequent election that is made less than twelve (12) months prior to the commencement of any payment or distribution of the amounts credited to the Participant's


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      Restricted Deferred Compensation Account, will be null and void, and the
      Participant's most recent preceding timely election will be reinstated.

            (b) Change in Method of Payment Following Commencement of Distribution or Payment. After payment or distribution of amounts credited to the Participant's Restricted Deferred Compensation Account has commenced, the Participant may not change the period of time for which such amounts are payable. However the Participant may convert installment payments to a lump sum distribution subject to a penalty equal to a five percent (5%) reduction in the balance of the Participant's Restricted Deferred Compensation Account, which shall be forfeited to the Company.

                                    ARTICLE V

                          Designation of Beneficiaries

      5.1 Designation of Beneficiary. The Participant shall name one or more beneficiaries and contingent beneficiaries to receive any payments due Participant at the time of death. No designation of beneficiaries shall be valid unless in writing signed by the Participant, dated and filed with the Committee during the lifetime of such Participant. A subsequent beneficiary designation will cancel all beneficiary designations signed and filed earlier under this Plan, and such new beneficiary designation shall be applied to all amounts previously credited to the Participant's Deferred Compensation Account (or Restricted Deferred Compensation Account, as the case may be), as well as to any amounts to be credited to such Participant's Deferred Compensation Account (or Restricted Deferred Compensation Account, as the case may be), prospectively. In case of a failure of designation, or the death of the designated beneficiary without a designated successor, distribution shall be paid in one lump sum to the estate of the Participant.

      5.2 Spouse's Interest. The interest in any amounts hereunder of a spouse who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

      5.3 Survivor Benefits. Upon the Participant's death, any balances in the Participant's Deferred Compensation Account and Restricted Deferred Compensation Account shall be paid in accordance with the method and form elected by the Participant; provided, however, that the balance of the Participant's Deferred Compensation Account and Restricted Deferred Compensation Account may be paid out as a lump sum at the request of the designated beneficiary, and with the consent of the Committee.

                                   ARTICLE VI

                               Source of Payments

      All payments of deferred compensation shall be paid in cash from the general funds of the Company and the Company shall be under no obligation to segregate any assets in connection with the maintenance of a Deferred Compensation Account or Restricted Deferred Compensation Account, nor shall anything contained in this Plan nor any action taken pursuant to the Plan create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and Participant. Title to the beneficial ownership of any assets, whether cash or investments, which the


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Company may designate to pay the amount credited to the Deferred Compensation
Account or a Restricted Deferred Compensation Account shall at all times remain in the Company and Participant shall not have any property interest whatsoever in any specific assets of the Company. Participant's interest in the Deferred Compensation Account or a Restricted Deferred Compensation Account shall be limited to the right to receive payments pursuant to the terms of this Plan and such rights to receive shall be no greater than the right of any other unsecured general creditor of the Company.

                                   ARTICLE VII

                                Change in Control

      7.1 Effect of Change in Control on Payment. Anything to the contrary in this Plan notwithstanding, at any time a Participant may make an election (a "Change in Control Election") to receive, in a single lump sum payment, upon the occurrence of a Change in Control, the balance of his or her Deferred Compensation Account and Restricted Deferred Compensation Account, as of the valuation date immediately preceding the Change in Control. Any Change in Control Election or revocation of an existing Change in Control Election shall be null and void if a Change in Control occurs within 12 months after it is made, and the Participant's most recent preceding Change in Control Election, if timely made and not revoked at least 12 months before the Change in Control, shall remain in force. Each such election or revocation shall be in writing and in conformity with such rules as may be prescribed by the Committee. If no Change in Control Election is in force upon the occurrence of a Change in Control, from the date of such Change in Control and for twelve (12) months thereafter, each Participant, whether or not he or she is still an employee of the Company, shall have the right to withdraw, in a single lump-sum cash payment, an amount equal to ninety-five percent (95%) of the balance of each of his or her Deferred Compensation Account and Restricted Deferred Compensation Account (a "95% Withdrawal"), as of the valuation date immediately preceding the date of withdrawal; provided, however, that if this option is exercised, such Participant will forfeit to the Company the remaining five percent (5%) of the balance of each such account (as of the valuation date immediately preceding the date of withdrawal) from which the funds are withdrawn as a penalty. Payments pursuant to a 95% Withdrawal shall be made as soon as practicable, but no later than thirty (30) days after the Participant notifies the Committee in writing that he/she is exercising his/her right to undertake a 95% Withdrawal.

      7.2 Amendment on or after Change in Control. On or after a Change in Control, or before, but in connection with, a Change in Control, no action, including by way of example and not of limitation, the amendment, suspension or termination of the Plan, shall be taken which would adversely affect the rights of any Participant or the operation of this Article VII with respect to the balance in the Participant's Accounts immediately before such action.

      7.3 Attorney's Fees. The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the plan after a Change in Control. The Participant shall reimburse the Company for such fees and expenses at such time as a court of competent jurisdiction, or another independent third party having similar authority, determines that the Participant's claim was frivolously brought without reasonable expectation of success on the merits thereof.


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                                  ARTICLE VIII

                            Nonalienation of Benefits

      Participant shall not have the right to sell, assign, transfer or otherwise convey or encumber in whole or in part the right to receive any payment under this Plan except in accordance with Article V.

                                   ARTICLE IX

                               Acceptance of Terms

      The terms and conditions of this Plan shall be binding upon the heirs, beneficiaries and other successors in interest of Participant to the same extent that said terms and conditions are binding upon the Participant.

                                    ARTICLE X

                           Administration of the Plan

      The Plan shall be administered by the Committee which may make such rules and regulations and establish such procedures for the administration of this Plan as it deems appropriate. In the event of any dispute or disagreements as to the interpretation of this Plan or of any rule, regulation or procedure or as to any questioned right or obligation arising from or related to this Plan, the decision of the Committee shall be final and binding upon all persons.

                                   ARTICLE XI

                            Termination and Amendment

      The Plan may be terminated at any time by the Board of Directors of Sunoco, Inc. and may be amended at any time by the Committee provided, however, that no such amendment or termination shall adversely affect the rights of Participants or their beneficiaries with respect to amounts credited to Deferred Compensation Accounts or Restricted Deferred Compensation Accounts prior to such amendment or termination, without the written consent of the Participant.

                                   ARTICLE XII

                                  Construction

      In the case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect the remaining provisions shall be construed in order to effectuate the purposes hereof and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


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                                  ARTICLE XIII

                                  Governing Law

      This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.




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